FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Columbia Clancy
FGS Global
212-687-8080
Abi Genis
FGS Global - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS
Tobacco Segment Revenues Set Quarterly Record Fueled by Continued Strong Volume

Third Quarter 2022 Highlights:
•Consolidated revenues of $378.0 million, increased by 26.6% or $79.5 million compared to the prior year period
•Tobacco segment revenues of $378.0 million are a quarterly record and increased by 26.9% compared to the prior year period.
•Tobacco segment unit volume increase of 30.1% compared to the prior year period.
•Liggett’s wholesale and retail market share increased to 5.7% and 5.7% from 3.9% and 4.2%, respectively, in the prior year period.
•Reported net income attributed to Vector Group Ltd. of $38.9 million or $0.25 per diluted common share, compared to $48.9 million or $0.31 per diluted common share in the prior year period
•Reported net income attributed to Vector Group Ltd. from Continuing Operations of $38.9 million or $0.25 per diluted common share, compared to $29.9 million or $0.19 per diluted common share in the prior year period
•Adjusted Net Income from Continuing Operations of $37.6 million or $0.24 per diluted common share, compared to $33.9 million or $0.22 per diluted common share in the prior year period
•Reported operating income of $83.9 million, increased by $1.9 million compared to the prior year period
•Tobacco segment operating income of $88.1 million, declined by 4.0% or $3.7 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.
•Adjusted EBITDA from Continuing Operations of $87.3 million, declined by 1.6% or $1.4 million compared to the prior year period
•Tobacco Adjusted EBITDA of $89.6 million, declined by 4.0% or $3.7 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.

Year-to-date 2022 Highlights:
•Consolidated revenues of $1.1 billion, increased by 18.8% or $170.2 million compared to the prior year period
•Tobacco segment revenues of $1.1 billion, increased by 18.5% compared to the prior year period.
•Tobacco segment unit volume increase of 21.5% compared to the prior year period.
•Liggett’s wholesale and retail market share increased to 5.4% and 5.4% from 4.0% and 4.2%, respectively, in the prior year period.
•Reported net income attributed to Vector Group Ltd. of $110.6 million or $0.70 per diluted common share, compared to $174.2 million or $1.11 per diluted common share in the prior year period
•Reported net income attributed to Vector Group Ltd. from Continuing Operations of $110.6 million or $0.70 per diluted common share, compared to $116.4 million or $0.74 per diluted common share in the prior year period
•Adjusted Net Income from Continuing Operations of $104.4 million or $0.66 per diluted common share, compared to $133.4 million or $0.85 per diluted common share in the prior year period
•Reported operating income of $249.7 million, declined by $2.1 million compared to the prior year period
•Tobacco segment operating income of $254.1 million, declined by 8.1% or $22.5 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.
•Adjusted EBITDA from Continuing Operations of $259.5 million, declined by 2.3% or $6.1 million compared to the prior year period
•Tobacco Adjusted EBITDA of $256.6 million, declined by 8.0% or $22.3 million compared to the prior year period, primarily attributable to the investment in Montego’s significant volume and market share growth.
•Strong liquidity with cash and cash equivalents of $385.0 million and investment securities and long-term investments of $160.2 million at September 30, 2022
•Cash dividends of $95 million returned to stockholders at a rate of $0.60 per common share
Last Twelve Months ended September 30, 2022 Highlights:
•Consolidated revenues of $1.4 billion
•Tobacco segment revenues of $1.4 billion.
•Net income of $155.9 million
•Operating income of $318.3 million
•Tobacco segment operating income of $337.8 million.
•Adjusted EBITDA from Continuing Operations of $343.8 million
•Tobacco Adjusted EBITDA of $342.1 million.
MIAMI, FL, November 1, 2022 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and nine months ended September 30, 2022.

“Vector Group delivered record tobacco quarterly revenues in the third quarter as we continued to capitalize on favorable market opportunities to substantially increase value and market share,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “Driven by the significant growth of our price-fighting Montego brand, Liggett’s wholesale market share in the third quarter was 5.7%, which is its highest market share since 1984. We have begun to gradually shift our growth strategy of Montego, which is now the second-largest discount brand in the United States, from volume-based to profit-based. As we move forward, we will continue to focus on optimizing long-term profit through the effective management of volume, pricing, and market share growth.”

GAAP Financial Results
Three months ended September 30, 2022 and 2021. Third quarter 2022 revenues were $378.0 million, compared to revenues of $298.5 million in the third quarter of 2021. The Company recorded operating income of $83.9 million in the third quarter of 2022, compared to operating income of $82.0 million in the third quarter of 2021. Net income for the third quarter of 2022 was $38.9 million, or $0.25 per diluted common share, compared to net income of $48.9 million, or $0.31 per diluted common share, in the third quarter of 2021.
Nine months ended September 30, 2022 and 2021. For the nine months ended September 30, 2022, revenues were $1.1 billion, compared to revenues of $907.0 million for the nine months ended September 30, 2021. The Company recorded operating income of $249.7 million for the nine months ended September 30, 2022, compared to operating income of $251.9 million for the nine months ended September 30, 2021. Net income attributed to Vector Group Ltd. for the nine months ended September 30, 2022 was $110.6 million, or $0.70 per diluted common share, compared to net income of $174.2 million, or $1.11 per diluted common share, for the nine months ended September 30, 2021.
Non-GAAP Financial Measures
Non-GAAP financial results include adjustments for litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, acceleration of stock compensation expense (for purposes of Adjusted Net Income from Continuing Operations and Adjusted Operating Income only), net gains on sales of assets (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Operating Income only), and loss on extinguishment of debt (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Net Income from Continuing Operations). For purposes of Adjusted EBITDA from Continuing Operations only, adjustments include equity in earnings from investments, equity in (earnings) losses from real estate ventures, stock-based compensation expense, litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, and other, net. For purposes of Adjusted Net Income from Continuing Operations only, adjustments include net interest expense capitalized to real estate ventures and adjustments for a derivative associated with a guarantee. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the last twelve months ended September 30, 2022 and the three and nine months ended September 30, 2022 and 2021 are included in Tables 2 through 6.
Three months ended September 30, 2022 compared to the three months ended September 30, 2021
Adjusted EBITDA from Continuing Operations (as described in Table 2 attached hereto) were $87.3 million for the third quarter of 2022, compared to $88.7 million for the third quarter of 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $37.6 million, or $0.24 per diluted share, for the third quarter of 2022, and $33.9 million or $0.22 per diluted share, for the third quarter of 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $83.9 million for the third quarter of 2022, compared to $84.5 million for the third quarter of 2021.
Nine months ended September 30, 2022 compared to the nine months ended September 30, 2021
Adjusted EBITDA from Continuing Operations (as described in Table 2 attached hereto) were $259.5 million for the nine months ended September 30, 2022, compared to $265.6 million for the nine months ended September 30, 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $104.4 million, or $0.66 per diluted share, for the nine months ended September 30, 2022, compared to $133.4 million, or $0.85 per diluted share, for the nine months ended September 30, 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $247.8 million for the nine months ended September 30, 2022, compared to $251.7 million for the nine months ended September 30, 2021.
Last twelve months ended September 30, 2022
For the last twelve months ended September 30, 2022, revenues were $1.4 billion. The Company recorded operating income of $318.3 million for the last twelve months ended September 30, 2022. Net income for the last twelve months ended September 30, 2022 was $155.9 million.
For the last twelve months ended September 30, 2022, Adjusted EBITDA (as described in Table 2 attached hereto) were $343.8 million. Adjusted Operating Income (as described in Table 4 attached hereto) was $327.9 million for the last twelve months ended September 30, 2022.

Consolidated Balance Sheet
Vector maintained significant liquidity at September 30, 2022 with cash and cash equivalents of $385.0 million, including $174.4 million of cash at Liggett, and investment securities of $115.8 million and long-term investments of $44.4 million.
Vector continued its longstanding history of paying a quarterly cash dividend in the third quarter of 2022. For the nine months ended September 30, 2022, Vector returned a total of $95 million to stockholders at a quarterly rate of $0.20 per common share.
Tobacco Segment Financial Results
For the third quarter of 2022, the Tobacco segment had revenues of $378.0 million, compared to $297.9 million for the third quarter of 2021. For the nine months ended September 30, 2022, the Tobacco segment had revenues of $1.1 billion, compared to $895.9 million for the nine months ended September 30, 2021. For the last twelve months ended September 30, 2022, the Tobacco segment had revenues of $1.4 billion.
Operating Income from the Tobacco segment was $88.1 million and $254.1 million for the three and nine months ended September 30, 2022, respectively, compared to $91.8 million and $276.6 million for the three and nine months ended September 30, 2021, respectively. Operating Income from the Tobacco segment was $337.8 million for the last twelve months ended September 30, 2022.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the third quarter of 2022 and 2021 was $88.1 million and $91.8 million, respectively. Tobacco Adjusted Operating Income for the nine months ended September 30, 2022 was $252.1 million, compared to $273.9 million for the nine months ended September 30, 2021.
For the third quarter of 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.75 billion units, compared to 2.11 billion units for the third quarter of 2021. For the nine months ended September 30, 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 7.79 billion units, compared to 6.41 billion units for the nine months ended September 30, 2021.
Operational Metrics
According to data from Management Science Associates, for the third quarter of 2022, wholesale market share increased to 5.7% compared to 3.9% for the third quarter of 2021. For the nine months ended September 30, 2022, Liggett’s wholesale market share increased to 5.4%, compared to 4.0% for the nine months ended September 30, 2021. Compared to the third quarter of 2021, Liggett’s wholesale shipments in the third quarter of 2022 increased by 30.1% while the overall industry’s wholesale shipments declined by 10.7%. Compared to the nine months ended September 30, 2021, Liggett’s wholesale shipments for nine months ended September 30, 2022 increased by 21.5% while the overall industry’s wholesale shipments declined by 10.1%.
According to data from Management Science Associates, for the third quarter of 2022, Liggett’s retail market share increased to 5.7% compared to 4.2% for the third quarter of 2021. For the nine months ended September 30, 2022, Liggett’s retail market share increased to 5.4%, compared to 4.2% for the nine months ended September 30, 2021. Compared to the third quarter of 2021, Liggett’s retail shipments in the third quarter of 2022 increased by 22.8% while the overall industry’s retail shipments declined by 8.5%. Compared to the nine months ended September 30, 2021, Liggett’s retail shipments for nine months ended September 30, 2022 increased by 19.8% while the overall industry’s retail shipments declined by 8.5%.
Non-GAAP Financial Measures
Adjusted EBITDA from Continuing Operations, Adjusted Net Income from Continuing Operations, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, and financial measures for the last twelve months (“LTM”) ended September 30, 2022 (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 6 is information relating to the Company’s Non-GAAP Financial Measures for the last twelve months ended September 30, 2022 and the three and nine months ended September 30, 2022 and 2021.
Conference Call to Discuss Third Quarter 2022 Results
As previously announced, the Company will host a conference call and webcast on Wednesday, November 2, 2022 at 8:00 AM (ET) to discuss its third quarter 2022 results. Investors may access the call via live webcast at https://www.webcaster4.com/Webcast/Page/2271/46710. Please join the webcast at least 10 minutes prior to start time.
A replay of the call will be available for one year shortly after the call ends at https://www.webcaster4.com/Webcast/Page/2271/46710.
About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, TikTok, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue’” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2021 Annual Report on Form 10-K and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
On December 29, 2021, Vector Group Ltd. completed the distribution of its real estate brokerage, services and PropTech investment business into a new stand-alone public company, Douglas Elliman Inc. (NYSE:DOUG) through a distribution of Douglas Elliman’s common stock to Vector Group Ltd. stockholders. The historical results of the real estate brokerage, services and PropTech investment business owned by Douglas Elliman Inc. are excluded from revenues and expenses below and reflected as income from discontinued operations, net of income taxes, in Vector Group Ltd.’s Consolidated Statements of Operations below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Revenues:
Tobacco*	$377,995	$297,942	$1,061,355	$895,901
Real estate	—	543	15,884	11,126
Total revenues	377,995	298,485	1,077,239	907,027

Expenses:
Cost of sales:
Tobacco*	267,023	186,398	743,749	556,574
Real estate	—	1,046	7,327	9,668
Total cost of sales	267,023	187,444	751,076	566,242

Operating, selling, administrative and general expenses	27,040	29,924	76,265	89,795
Litigation settlement and judgment expense	31	12	160	17
Net gains on sales of assets	—	(910)	—	(910)
Operating income	83,901	82,015	249,738	251,883

Other income (expenses):
Interest expense	(27,598)	(28,226)	(83,420)	(85,019)
Gain (loss) on extinguishment of debt	412	—	412	(21,362)
Equity in (losses) earnings from investments	(619)	44	(5,172)	1,562
Equity in (losses) earnings from real estate ventures	(1,903)	(5,694)	(4,240)	12,505
Other, net	(804)	(1,451)	(5,043)	9,868
Income before provision for income taxes	53,389	46,688	152,275	169,437
Income tax expense	14,533	16,776	41,724	52,994
Income from continuing operations	38,856	29,912	110,551	116,443
Income from discontinued operations, net of income taxes	—	18,857	—	57,588
Net income	$38,856	$48,769	$110,551	$174,031

Net loss from discontinued operations attributed to non-controlling interest	—	120	—	120

Net income attributed to Vector Group Ltd. from continuing operations	38,856	29,912	110,551	116,443
Net income attributed to Vector Group Ltd. from discontinued operations	—	18,977	—	57,708
Net income attributed to Vector Group Ltd.	$38,856	$48,889	$110,551	$174,151

Per basic common share:

Net income from continuing operations applicable to common shares	$0.25	$0.19	$0.70	$0.74
Net income from discontinued operations applicable to common shares	—	0.12	—	0.37
Net income applicable to common shares	$0.25	$0.31	$0.70	$1.11

Per diluted common share:

Net income from continuing operations applicable to common shares	$0.25	$0.19	$0.70	$0.74
Net income from discontinued operations applicable to common shares	—	0.12	—	0.37
Net income applicable to common shares	$0.25	$0.31	$0.70	$1.11
* Revenues and cost of sales include federal excise taxes of $138,041, $106,408, $392,004 and $322,857 for the three and nine months ended September 30, 2022 and 2021, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands)

Table 2 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2022	2021	2022	2021	2022	2021

Net income	$155,863	$219,463	$38,856	$48,889	$110,551	$174,151
Net income from discontinued operations	(14,601)	(72,309)	—	(18,977)	—	(57,708)
Interest expense	111,129	112,728	27,598	28,226	83,420	85,019
Income tax expense	51,537	62,807	14,533	16,776	41,724	52,994
Net loss attributed to non-controlling interest	(70)	(190)	—	(120)	—	(120)
Depreciation and amortization	7,325	7,816	1,787	1,873	5,430	5,921
EBITDA	$311,183	$330,315	$82,774	$76,667	$241,125	$260,257
Equity in losses (earnings) from investments (a)	4,059	(2,675)	619	(44)	5,172	(1,562)
Equity in losses (earnings) from real estate ventures (b)	6,495	(10,250)	1,903	5,694	4,240	(12,505)
(Gain) loss on extinguishment of debt	(412)	21,362	(412)	—	(412)	21,362
Stock-based compensation expense (c)	12,959	14,799	1,558	2,375	6,275	8,115
Litigation settlement and judgment expense (d)	354	211	31	12	160	17
Impact of MSA settlement (e)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Transaction expenses (f)	7,042	10,468	—	3,426	—	3,426
Net gains on sales of assets	—	(910)	—	(910)	—	(910)
Other, net	4,224	(10,687)	804	1,451	5,043	(9,868)
Adjusted EBITDA from Continuing Operations	$343,781	$349,911	$87,277	$88,671	$259,480	$265,610

Adjusted EBITDA from Continuing Operations by Segment
Tobacco	$342,110	$364,399	$89,632	$93,350	$256,591	$278,880
Real Estate	12,566	4,125	(3)	(873)	7,905	(536)
Corporate and Other	(10,895)	(18,613)	(2,352)	(3,806)	(5,016)	(12,734)
Total	$343,781	$349,911	$87,277	$88,671	$259,480	$265,610

a.Represents equity in earnings recognized from investments that the Company accounts for under the equity method.
b.Represents equity in earnings recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation. Included in the year ended December 31, 2021 are expenses associated with the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents accruals for product liability litigation in the Tobacco segment.
e.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
f.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

Table 3 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net income	$38,856	$48,889	$110,551	$174,151

Net income from discontinued operations	—	(18,977)	—	(57,708)
(Gain) loss on extinguishment of debt	(412)	—	(412)	21,362
Litigation settlement and judgment expense (a)	31	12	160	17
Impact of MSA settlement (b)	—	—	(2,123)	(2,722)
Impact of net interest expense capitalized to real estate ventures	(1,081)	702	(3,092)	(167)
Expense related to Tax Disaffiliation indemnification (c)	28	—	581	—
Transaction expenses (d)	—	3,426	—	3,426
Adjustment for derivative associated with guarantee	(182)	—	(2,646)	—
Total adjustments	(1,616)	(14,837)	(7,532)	(35,792)

Tax benefit (expense) related to adjustments	377	(192)	1,411	(4,990)

Adjusted Net Income from Continuing Operations	$37,617	$33,860	$104,430	$133,369

Per diluted common share:

Adjusted Net Income from Continuing Operations applicable to common shares	$0.24	$0.22	$0.66	$0.85

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
c.Represents amounts accrued under the Company’s Tax Disaffiliation Agreement related to certain tax liabilities of Douglas Elliman Inc. prior to its distribution on December 29, 2021.
d.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone, publicly traded company.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

Table 4 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2022	2021	2022	2021	2022	2021

Operating income	$318,294	$320,439	$83,901	$82,015	$249,738	$251,883

Litigation settlement and judgment expense (a)	354	211	31	12	160	17
Transaction expenses (b)	7,042	10,468	—	3,426	—	3,426
Acceleration of stock compensation expense (c)	4,317	4,317	—	—	—	—
Impact of MSA settlement (d)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Net gains on sales of assets	—	(910)	—	(910)	—	(910)
Total adjustments	9,590	11,364	31	2,528	(1,963)	(189)

Adjusted Operating Income	$327,884	$331,803	$83,932	$84,543	$247,775	$251,694

a.Represents accruals for product liability litigation in the Tobacco segment.
b.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
c.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2022	2021	2022	2021	2022	2021

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$337,838	$360,317	$88,107	$91,779	$254,078	$276,557

Litigation settlement and judgment expense (a)	354	211	31	12	160	17
Impact of MSA settlement (b)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Total adjustments	(1,769)	(2,511)	31	12	(1,963)	(2,705)

Tobacco Adjusted Operating Income	$336,069	$357,806	$88,138	$91,791	$252,115	$273,852

	LTM	Year Ended	Three Months Ended		Nine Months Ended
	September 30,	December 31,	September 30,		September 30,
	2022	2021	2022	2021	2022	2021

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$337,838	$360,317	$88,107	$91,779	$254,078	$276,557

Litigation settlement and judgment expense (a)	354	211	31	12	160	17
Impact of MSA settlement (b)	(2,123)	(2,722)	—	—	(2,123)	(2,722)
Total adjustments	(1,769)	(2,511)	31	12	(1,963)	(2,705)

Tobacco Adjusted Operating Income	336,069	357,806	88,138	91,791	252,115	273,852

Depreciation and amortization	5,944	6,525	1,474	1,550	4,426	5,007
Stock-based compensation expense	97	68	20	9	50	21
Total adjustments	6,041	6,593	1,494	1,559	4,476	5,028

Tobacco Adjusted EBITDA	$342,110	$364,399	$89,632	$93,350	$256,591	$278,880

a.    Represents accruals for product liability litigation in the Tobacco segment.
b.     Represents the Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Nine Months Ended
	September 30,	December 31,	September 30,
	2022	2021	2022	2021
Revenues:
Tobacco (a)	$1,367,951	$1,202,497	$1,061,355	$895,901
Real estate	22,961	18,203	15,884	11,126
Total revenues	$1,390,912	$1,220,700	$1,077,239	$907,027

a.Tobacco segment revenues include federal excise taxes of $503,842 for the last twelve months ended September 30, 2022, $434,695 for the year ended December 31, 2021, $392,004 and $322,857 for the nine months ended September 30, 2022 and 2021, respectively.